Exhibit 10.1

AMENDED AND RESTATED ADVISORY AGREEMENT
AMONG
GOLDMAN SACHS REAL ESTATE FINANCE TRUST INC
AND
GOLDMAN SACHS & CO. LLC

TABLE OF CONTENTS
Page

1.	DEFINITIONS	3
2.	APPOINTMENT	7
3.	DUTIES OF THE ADVISER	7
4.	AUTHORITY OF ADVISER.	9
5.	BANK AND BROKERAGE ACCOUNTS	10
6.	RECORDS; ACCESS	10
7.	LIMITATIONS ON ACTIVITIES	10
8.	OTHER ACTIVITIES OF THE ADVISER.	10
9.	RELATIONSHIP WITH DIRECTORS AND OFFICERS	12
10.	COMPENSATION	12
11.	EXPENSES	14
12.	OTHER SERVICES	18
13.	REIMBURSEMENT TO THE ADVISER	18
14.	NO JOINT VENTURE	19
15.	TERM OF AGREEMENT	19
16.	TERMINATION BY THE PARTIES	19
17.	ASSIGNMENT TO AN AFFILIATE	19
18.	PAYMENTS TO AND DUTIES OF ADVISER UPON TERMINATION	19
19.	INDEMNIFICATION BY THE COMPANY	20
20.	INDEMNIFICATION BY ADVISER	20
21.	NON-SOLICITATION	20
22.	MISCELLANEOUS	20

AMENDED AND RESTATED ADVISORY AGREEMENT
THIS AMENDED AND RESTATED ADVISORY AGREEMENT (this “Agreement”), dated as of the 6th day of September, 2024 (the “Effective Date”), is by and among Goldman Sachs Real Estate Finance Trust Inc, a Maryland corporation (the “Company”), and Goldman Sachs & Co. LLC, a New York limited liability company (the “Adviser”). Capitalized terms used herein shall have the meanings ascribed to them in Section 1 below.
W I T N E S S E T H
WHEREAS, the Company intends to qualify as a REIT, and to invest its funds in investments permitted by the terms of Sections 856 through 860 of the Code;
WHEREAS, the Company desires to avail itself of the knowledge, experience, sources of information, advice, assistance and certain facilities available to the Adviser and to have the Adviser undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board, all as provided herein;
WHEREAS, the Adviser is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth;
WHEREAS, the parties entered into that certain Advisory Agreement, dated June 10, 2024; and
WHEREAS, the parties now desire to amend and restate the Advisory Agreement pursuant to the terms hereof.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties agree as follows:
1.DEFINITIONS. As used in this Agreement, the following terms have the definitions hereinafter indicated:
“Acquisition Expenses” shall have the meaning set forth in the Corporate Governance Guidelines.
“Adjusted Capital” means cumulative net proceeds generated from sales of Common Shares (including proceeds from the distribution reinvestment plan) reduced for Distributions from non-liquidating dispositions of its investments paid to Stockholders of Common Shares and amounts paid to Stockholders of Common Shares for share repurchases.
“Adviser” shall mean Goldman Sachs & Co. LLC, a New York limited liability company.
“Adviser Expenses” shall have the meaning set forth in Section 11(a).
“Affiliate” shall have the meaning set forth in the Corporate Governance Guidelines.
“Affiliate Transaction Committee” shall have the meaning set forth in the Corporate Governance Guidelines.
“Annual Hurdle Rate” shall have the meaning set forth in Section 10(b).

“Applicable Hurdle Rate” shall have the meaning set forth in Section 10(b).
“Average Invested Assets” shall have the meaning set forth in the Corporate Governance Guidelines.
“Board” shall mean the board of directors of the Company, as of any particular time.
“Business Day” shall have the meaning set forth in the Charter.
“Bylaws” shall mean the bylaws of the Company, as amended from time to time.
“Cause” shall mean, with respect to the termination of this Agreement, fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Adviser in connection with performing its duties hereunder.
“Change of Control” shall mean any event (including, without limitation, issue, transfer or other disposition of shares of capital stock of the Company, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing greater than 50% or more of the combined voting power of Company’s then outstanding securities, respectively; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed offering of the Shares.
“Charter” shall mean the Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law, as amended from time to time.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Commencement Date” shall mean the date on which the Company breaks escrow for its initial private Offering conducted pursuant to Regulation D of the Securities Act.
“Common Shares” shall have the meaning set forth in the Charter.
“Company” shall have the meaning set forth in the preamble of this Agreement.
“Core Earnings” shall mean for the applicable performance measurement period, the net income (loss) attributable to Stockholders of Common Shares, computed in accordance with GAAP, including realized gains (losses) not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the Performance Fee, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, (v) one-time events pursuant to changes in GAAP, and (vi) certain non-cash adjustments and certain material non-cash income or expense items, in each case following the Governance Date after discussions between the Adviser and the Independent Directors and approved by a majority of the Independent Directors.
“Corporate Governance Guidelines” shall mean the corporate governance guidelines adopted by the Board, as amended from time to time.
“Director” shall mean a member of the Board.

“Distribution Fee” shall have the meaning set forth in the Charter.
“Distributions” shall have the meaning set forth in the Charter.
“Effective Date” shall have the meaning set forth in the preamble of this Agreement.
“Escrow Account” shall have the meaning set forth in Section 11(f).
“Excess Amount” shall have the meaning set forth in Section 13.
“Exchange Act” shall have the meaning set forth in the Charter.
“Expense Payment Cap” shall have the meaning set forth in Section 11(f).
“Expense Year” shall have the meaning set forth in Section 13.
“Final Release Date” shall have the meaning set forth in Section 11(f).
“Four-Quarter Performance Measurement Period” shall have the meaning set forth in Section 10(b).
“GAAP” shall mean generally accepted accounting principles as in effect in the United States of America from time to time.
“Goldman Sachs” means, collectively, The Goldman Sachs Group, Inc., a Delaware corporation, and any Affiliate thereof.
“Governance Date” shall mean the effective date of the Corporate Governance Guidelines.
“Independent Director” shall have the meaning set forth in the Corporate Governance Guidelines.
“Initial Partial-Quarter Performance Measurement Period” shall have the meaning set forth in Section 10(b).
“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.
“Investment Guidelines” shall mean the investment guidelines adopted by the Board, as amended from time to time, pursuant to which the Adviser has discretion to acquire and dispose of Investments for the Company without the prior approval of the Board.
“Investments” shall mean any investments by the Company directly or indirectly, in Real Property, Real Estate-Related Assets or other assets.
“Listing” shall have the meaning set forth in the Charter.
“Management Fee” shall have the meaning set forth in Section 10(a).
“Mortgage” shall have the meaning set forth in the Charter.
“NAV” shall mean the net asset value of the Company or its Shares, calculated pursuant to the Valuation Guidelines.

“Net Income” shall have the meaning set forth in the Corporate Governance Guidelines.
“Offering” shall have the meaning set forth in the Charter.
“Organization and Offering Expenses” shall mean any and all costs and expenses incurred by the Company and to be paid from the assets of the Company in connection with the formation of the Company and any registered or unregistered Offering, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions, costs related to investor and broker-dealer sales meetings, fees and expenses of the underwriters’ attorneys, expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.
“Other GS Accounts” shall mean Goldman Sachs and other investment entities or separate accounts that have been formed, sponsored, advised or managed by Goldman Sachs, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, over-flow funds, co-investment vehicles and other entities formed in connection with Goldman Sachs side-by-side or additional general partner investments with respect thereto).
“Partial-Year Performance Measurement Period” shall have the meaning set forth in Section 10(b).
“Performance Fee” shall have the meaning set forth in Section 10(b).
“Person” shall mean an individual, corporation, business trust, estate, trust, partnership, joint venture, limited liability company or other legal entity.
“Qualifying Income Opinion” shall have the meaning set forth in Section 11(f).
“Real Estate-Related Securities” shall have the meaning set forth in the Charter.
“Real Estate-Related Assets” shall mean any investments by the Company in Mortgages and Real Estate-Related Securities.
“Real Property” shall have the meaning set forth in the Charter.
“REIT” shall have the meaning set forth in the Charter.
“Securities Act” shall have the meaning set forth in the Charter.
“Selling Commissions” shall have the meaning set forth in the Charter.
“Shares” shall have the meaning set forth in the Charter.
“Stockholders” shall have the meaning set forth in the Charter.
“Termination Date” shall mean the date of termination of this Agreement or expiration of this Agreement in the event this Agreement is not renewed for an additional term.
“Total Operating Expenses” shall have the meaning set forth in the Corporate Governance Guidelines.

“Treasury Regulations” shall mean the Procedures and Administration Regulation promulgated by the U.S. Department of Treasury under the Code, as amended.
“2%/25% Guidelines” shall have the meaning set forth in the Corporate Governance Guidelines.
“Valuation Guidelines” shall mean the valuation guidelines adopted by the Board, as amended from time to time.
“Warehoused Investments” shall mean a portfolio of debt investments consistent with the investment strategy of the Company sourced by Goldman Sachs that will be acquired by the Company from Goldman Sachs as proceeds are raised in an Offering.
2.APPOINTMENT. The Company hereby appoints the Adviser to serve as its investment adviser on the terms and conditions set forth in this Agreement, and the Adviser hereby accepts such appointment. By accepting such appointment, the Adviser acknowledges that it has a contractual and fiduciary responsibility to the Company and the Stockholders. Except as otherwise provided in this Agreement, the Adviser hereby agrees to use its commercially reasonable efforts to perform the duties set forth herein, provided that the Company reimburses the Adviser for costs and expenses in accordance with Section 11 hereof.
3.DUTIES OF THE ADVISER. Subject to the oversight of the Board and the terms and conditions of this Agreement (including the Investment Guidelines) and consistent with the Charter and Bylaws, the Adviser will have plenary authority with respect to the management of the business and affairs of the Company and will be responsible for implementing the investment strategy of the Company. The Adviser will perform (or cause to be performed through one or more of its Affiliates or third parties) such services and activities relating to the selection of investments and rendering investment advice to the Company as may be appropriate or otherwise mutually agreed from time to time, which may include, without limitation:
(a)serving as an advisor to the Company with respect to the establishment and periodic review of the Investment Guidelines for the Company’s investments, financing activities and operations;
(b)sourcing, evaluating and monitoring the Company’s investment opportunities and executing the acquisition, origination, management, financing and disposition of the Company’s assets, in accordance with the Company’s Investment Guidelines, policies and objectives and limitations, subject to oversight by the Board;
(c)with respect to prospective acquisitions, originations, purchases, sales, exchanges or other dispositions of Investments, conducting negotiations on the Company’s behalf with borrowers, sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;
(d)providing the Company with portfolio management and other related services;
(e)serving as the Company’s adviser with respect to decisions regarding any of the Company’s financings, hedging activities or borrowings undertaken by the Company, including (1) assisting the Company in developing criteria for financing that is specifically tailored to the Company’s investment objectives, and (2) advising the Company with respect to obtaining appropriate financing for the Investments (which, in accordance with applicable law and the terms and conditions of this

Agreement and the Company’s Charter and Bylaws, may include financing by the Adviser or its Affiliates) and (3) negotiating and entering into, on the Company’s behalf, financing arrangements (including one or more credit facilities), repurchase agreements, interest rate or currency swap agreements, hedging arrangements, foreign exchange transactions, derivative transactions, and other agreements and instruments required or appropriate in connection with the Company’s activities;
(f)engaging and supervising, on the Company’s behalf and at the Company’s expense, independent contractors, advisors, consultants, attorneys, accountants, administrators, auditors, appraisers, independent valuation agents, escrow agents and other service providers (which may include Affiliates of the Adviser) that provide various services with respect to the Company, including, without limitation, accounting, investment banking, securities brokerage, mortgage brokerage, credit analysis, risk management services, asset management services, loan servicing, other financial, legal or accounting services, due diligence services, underwriting review services, and all other services (including custody and transfer agent and registrar services) as may be required relating to the Company’s activities or investments (or potential investments);
(g)coordinating and managing operations of any co-investment interests held by the Company and conducting matters with co-investment partners;
(h)communicating on the Company’s behalf with the holders of any of the Company’s equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;
(i)advising the Company in connection with policy decisions to be made by the Board;
(j)engaging one or more subadvisors with respect to the management of the Company, including, where appropriate, Affiliates of the Adviser;
(k)evaluating and recommending to the Board hedging strategies and engaging in hedging activities on the Company’s behalf, consistent with the Company’s qualification as a REIT and with the Investment Guidelines;
(l)investing and reinvesting any moneys and securities of the Company (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to the Company’s stockholders) and advising the Company as to its capital structure and capital raising;
(m)providing input in connection with the third-party appraisals and valuations obtained pursuant to the Valuation Guidelines;
(n)monitoring the Company’s Investments for events that may be expected to have a material impact on the most recent estimated values;
(o)monitoring each third-party expert’s valuation process to ensure that it complies with the Valuation Guidelines;
(p)delivering to, or maintain on behalf of, the Company copies of appraisals obtained in connection with its Investments;

(q)placing, or arranging for the placement of, orders of Investments pursuant to the Adviser’s investment determinations for the Company either directly with the issuer or with a broker or dealer (including any Affiliated broker or dealer); and
(r)performing such other services from time to time in connection with the management of the Company’s investment activities as the Board shall reasonably request and/or the Adviser shall deem appropriate under the particular circumstances.
4.AUTHORITY OF ADVISER.
(a)Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 7), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board (by virtue of its approval of this Agreement and authorization of the execution hereof by the officers of the Company) hereby delegates to the Adviser the authority to take, or cause to be taken, any and all actions and to execute and deliver any and all agreements, certificates, assignments, instruments or other documents and to do any and all things that, in the judgment of the Adviser, may be necessary or advisable in connection with the Adviser’s duties described in Section 3, including the making of any Investment that fits within the Company’s investment objectives, strategy and guidelines, policies and limitations and within the discretionary limits and authority as granted to the Adviser from time to time by the Board.
(b)Notwithstanding the foregoing, any Investment that does not fit within the Investment Guidelines will require the prior approval of the Board or any duly authorized committee of the Board, as the case may be. Except as otherwise set forth herein, in the Investment Guidelines or in the Charter, any Investment that fits within the Investment Guidelines may be made by the Adviser on the Company’s behalf without the prior approval of the Board or any duly authorized committee of the Board.
(c)Following the Governance Date, the prior approval of a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction will be required for each transaction to which the Adviser or its Affiliates is a party.
(d)Following the Governance Date, the Board will review the Investment Guidelines with sufficient frequency and at least annually and may, at any time upon the giving of notice to the Adviser, amend the Investment Guidelines; provided, however, that such modification or revocation shall be effective upon receipt by the Adviser or such later date as is specified by the Board and included in the notice provided to the Adviser and such modification or revocation shall not be applicable to investment transactions to which the Adviser has committed the Company prior to the date of receipt by the Adviser of such notification, or if later, the effective date of such modification or revocation specified by the Board.
(e)The Adviser may retain, for and on behalf, and at the sole cost and expense, of the Company, such services as the Adviser deems necessary or advisable in connection with the management and operations of the Company, which may include Affiliates of the Adviser; provided, that following the Governance Date, any such services may only be provided by Affiliates to the extent such services are approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from non-Affiliated third parties. In performing its duties under Section 3, the Adviser shall be entitled to rely reasonably on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) hired by the Adviser at the Company’s sole cost and expense.
5.BANK AND BROKERAGE ACCOUNTS. The Adviser may establish and maintain one or more bank or brokerage accounts in the name of the Company and any subsidiary thereof and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, consistent with the Adviser’s authority under this Agreement, provided that no funds shall be commingled with the funds of the Adviser; and the Adviser shall from time to time render, upon request by the Board, its audit committee or the auditors of the Company, appropriate accountings of such collections and payments to the Board, its audit committee and the auditors of the Company, as applicable.
6.RECORDS; ACCESS. The Adviser shall maintain appropriate records of its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Adviser shall at all reasonable times have access to the books and records of the Company.
7.LIMITATIONS ON ACTIVITIES. The Adviser shall refrain from any action that, in its sole judgment made in good faith, (i) is not in compliance with the Investment Guidelines, (ii) would adversely and materially affect the qualification of the Company as a REIT under the Code or the Company’s status as an entity excluded from investment company status under the Investment Company Act, or (iii) would materially violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or of any exchange on which the securities of the Company may be listed or that would otherwise not be permitted by the Charter or Bylaws. If the Adviser is ordered to take any action by the Board, the Adviser shall seek to notify the Board if it is the Adviser’s reasonable judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or the Charter or Bylaws. Notwithstanding the foregoing, neither the Adviser nor any of its Affiliates shall be liable to the Company, the Board, or the Stockholders for any act or omission by the Adviser or any of its Affiliates, except as provided in Section 20 of this Agreement.
8.OTHER ACTIVITIES OF THE ADVISER.
(a)Nothing in this Agreement shall (i) prevent the Adviser or any of its Affiliates, officers, directors or employees from engaging in other businesses or from rendering services of any kind to any other Person or entity, whether or not the investment objectives or policies of any such other Person or entity are similar to those of the Company, including, without limitation, the sponsoring, closing and/or managing of any Other GS Accounts, (ii) in any way bind or restrict the Adviser or any of its Affiliates, officers, directors or employees from originating loans, buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Adviser or any of its Affiliates, officers, directors or employees may be acting, or (iii) prevent the Adviser or any of its Affiliates, officers, directors or employees from receiving fees or other compensation or profits from such activities described in this Section 8(a) which shall be for the sole benefit of the Adviser (and/or its Affiliates, officers, directors or employees). While information and recommendations supplied to the Company shall, in the Adviser’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Company, such information and recommendations may be different in certain material respects from the information and recommendations supplied by the Adviser or any Affiliate of the Adviser to others (including, for greater certainty, the Other GS Accounts and their investors, as described more fully in Section 8(b)).

(b)The Adviser and the Company acknowledge and agree that, notwithstanding anything to the contrary contained herein, (i) Affiliates of the Adviser sponsor, advise and/or manage Other GS Accounts and may in the future sponsor, advise and/or manage additional Other GS Accounts, (ii) this overlap will from time to time create conflicts of interest and (iii) in certain circumstances investment opportunities suitable for the Company will not be presented to the Company and there will be one or more investment opportunities where the Company’s participation is restricted.
(c)In connection with the services of the Adviser hereunder, the Company and the Board acknowledge and/or agree that (i) as part of Goldman Sachs’s regular businesses, personnel of the Adviser and its Affiliates may from time to time work on other projects and matters (including with respect to one or more Other GS Accounts), and that conflicts may arise with respect to the allocation of personnel between the Company and one or more Other GS Accounts and/or the Adviser and such other Affiliates, (ii) unless prohibited by the Charter, Other GS Accounts may invest, from time to time, in investments in which the Company also invests (including at a different level of an issuer’s capital structure (e.g., an investment by an Other GS Account in a mezzanine interest with respect to the same underlying collateral in which the Company owns a secured interest, or vice versa, or in a different tranche of debt with respect to the same underlying collateral in which the Company has an investment) and while Goldman Sachs will seek to resolve any such conflicts in a fair and reasonable manner (subject to any priorities of Other GS Accounts) in accordance with its prevailing policies and procedures with respect to conflicts resolution among Other GS Accounts generally, such transactions are not required to be presented to the Board or any committee thereof for approval (unless otherwise required by the Corporate Governance Guidelines or Investment Guidelines), and there can be no assurance that any conflicts will be resolved in the Company’s favor, and (iii) the terms and conditions of the governing agreements of such Other GS Accounts (including with respect to the economic, reporting, and other rights afforded to investors in such Other GS Accounts) are materially different from the terms and conditions applicable to the Company and the Stockholders, and neither the Company nor the Stockholders (in such capacity) shall have the right to receive the benefit of any such different terms applicable to investors in such Other GS Accounts as a result of an investment in the Company or otherwise. The Adviser shall keep the Board reasonably informed on a periodic basis in connection with the foregoing.
(d)Following the Governance Date, the Adviser is not permitted to consummate on the Company’s behalf any transaction that involves (i) the sale of any investment to or (ii) the acquisition of any investment from Goldman Sachs, any Other GS Account or any of their Affiliates unless such transaction is approved by a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in such transaction as being fair and reasonable to the Company. In addition, for any acquisition of a Warehoused Investment, unless otherwise approved by a majority of the Independent Directors, the Company’s purchase price is expected to be an amount equal to (x) the lower of (i) fair value (determined in accordance with the Valuation Guidelines) of such Warehoused Investment plus accrued interest, less the unamortized original issue discount through the date of settlement and (ii) the cost of the Warehoused Investment to Goldman Sachs plus accrued interest through the date of settlement, and (y) related costs and expenses, including transaction expenses and expenses of conveyance, provided that a majority of the Independent Directors not otherwise interested in the transaction must approve the transaction as being fair and reasonable to the Company. The Adviser will seek to resolve any conflicts of interest in a fair and reasonable manner (subject to any priorities of Other GS Accounts) in accordance with its prevailing policies and procedures with respect to conflicts resolution among Other GS Accounts generally, but only those transactions set forth in this Section 8(d) will be expressly required to be presented for approval to the Independent Directors or any committee thereof (unless otherwise required by the Corporate Governance Guidelines or the Investment Guidelines).
(e)For the avoidance of doubt, it is understood that neither the Company nor the Board has the authority to determine the salary, bonus or any other compensation paid by the Adviser to any director, officer, member, partner, employee, or stockholder of the Adviser or its Affiliates, including any person who is also a director or officer employee of the Company.
9.RELATIONSHIP WITH DIRECTORS AND OFFICERS. Subject to Section 7 of this Agreement and to restrictions advisable with respect to the qualification of the Company as a REIT, directors, managers, officers and employees of the Adviser or an Affiliate of the Adviser or any corporate parent of an Affiliate, may serve as a Director or officer of the Company, except that no director, officer or employee of the Adviser or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than (a) reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board or (b) as otherwise approved by the Board, including a majority of the Independent Directors following the Governance Date. For as long as this Agreement is in effect, the Adviser shall have the right to designate certain individuals (as detailed below) for nomination, subject to the ultimate approval of such nomination by the Board, to the slate of Directors to be voted on by the Stockholders at the Company’s annual meeting of Stockholders. All of the individuals so designated may be Affiliated with the Adviser; provided that the number of such individuals so designated must constitute less than one half of the Directors on the Board. The Board must also consult with the Adviser in connection with filling any vacancies created by the removal, resignation, retirement or death of any Director who is Affiliated with the Adviser until a successor is elected and qualifies.
10.COMPENSATION.
(a)The Company will pay the Adviser a management fee (the “Management Fee”) equal to 1.25% of the aggregate NAV of the Company’s outstanding Shares per annum payable monthly, before giving effect to any accruals for the Management Fee, the Distribution Fees, the Performance Fee or any Distributions. The Adviser shall receive the Management Fee as compensation for services rendered hereunder, monthly in arrears; provided that with the Adviser’s consent the Company may defer such payments. The Adviser has agreed to waive the Management Fee for the first nine months commencing on and including the Commencement Date, subject to the option to extend the fee waiver in the sole discretion of the Adviser.
(b)The Company will pay the Adviser a performance fee (the “Performance Fee”), which is accrued monthly and payable quarterly (or part thereof that this Agreement is in effect) in arrears. Commencing with the calendar quarter representing the fourth full calendar quarter completed after the Commencement Date, the Performance Fee shall be an amount, not less than zero, equal to (i) 12.5% of Core Earnings for the immediately preceding four calendar quarters (each such period, a “Four-Quarter Performance Measurement Period”), subject to a hurdle rate, expressed as an annual rate of return on average Adjusted Capital, equal to 5.0% (the “Annual Hurdle Rate”), minus (ii) the sum of any Performance Fees paid to the Adviser with respect to the first three calendar quarters in the applicable Four-Quarter Performance Measurement Period. As a result, the Adviser does not earn a Performance Fee for any calendar quarter until Core Earnings for the applicable Four-Quarter Performance Measurement Period exceed the Annual Hurdle Rate.

For each of the three full calendar quarters preceding the initial Four-Quarter Performance Measurement Period, the Performance Fee shall be an amount, not less than zero, equal to (i) 12.5% of cumulative Core Earnings for all of the full calendar quarter periods completed since the Commencement Date (each such period, a “Partial-Year Performance Measurement Period”), subject to the Applicable Hurdle Rate (as defined below), which is calculated by multiplying 5% by a fraction consisting of (x) a numerator equal to the number of full calendar quarter periods included in the Partial-Year Performance Measurement Period, and (y) a denominator equal to four, minus (ii) the sum of any Performance Fees paid to the Adviser with respect to the prior Partial-Year Performance Measurement Periods.
In the event that the period from the Commencement Date through the first calendar quarter end date following such date is shorter than a full calendar quarter (such period, the “Initial Partial-Quarter Performance Measurement Period”), the Performance Fee for the Initial Partial-Quarter Performance Measurement Period shall be an amount, not less than zero, equal to (i) 12.5% of Core Earnings for the Initial Partial-Quarter Performance Measurement Period, subject to the Applicable Hurdle Rate, which is calculated by multiplying 5% by a fraction consisting of (x) a numerator equal to the number of calendar days included in the Initial Partial-Quarter Performance Measurement Period, and (y) a denominator equal to 365. For the sake of clarity, neither the Core Earnings for, nor the number of calendar days included in, the Initial Partial-Quarter Performance Period, will be factored into the computation of Performance Fees for subsequent Partial-Year Performance Measurement Periods or Four-Quarter Performance Measurement Periods.
Once Core Earnings exceed the Applicable Hurdle Rate, the Adviser shall be entitled to a “catch-up” fee equal to the amount of Core Earnings in excess of the Applicable Hurdle Rate, until Core Earnings for the applicable performance measurement period exceed a percentage of average Adjusted Capital equal to the Applicable Hurdle Rate divided by 0.875 (or 1 minus 0.125) for the applicable performance measurement period. Thereafter, the Advisor shall be entitled to receive 12.5% of Core Earnings. “Applicable Hurdle Rate” means (i) the Annual Hurdle Rate with respect to a Four-Quarter Performance Measurement Period or (ii) the Annual Hurdle Rate as adjusted above with respect to a Partial-Year Performance Measurement Period and the Initial Partial-Quarter Measurement Period, as applicable. The Performance Fee shall be calculated based on the full Management Fee earned and regardless of whether the Adviser elects to receive such fee in cash or cash equivalent aggregate NAV amounts of Common Shares. The Adviser has agreed to waive the Performance Fee for the first nine months commencing on and including the Commencement Date, subject to the option to extend the fee waiver in the sole discretion of the Adviser.
(c)The Management Fee and Performance Fee may be paid, at the Adviser’s election, in cash or cash equivalent aggregate NAV amounts of Common Shares, or any combination thereof. To the extent that (a) the Adviser elects to receive any portion of its Management Fee or Performance Fee in Common Shares (in a series, class or classes of its choosing) or (b) the Adviser or its Affiliates (the “GS Parties”) otherwise acquire Common Shares, then the GS Parties may, subject to certain limitations, elect to have the Company repurchase such Common Shares for cash at a later date at the then-current NAV per Common Share. Common Shares obtained by the GS Parties will not be eligible for repurchase through the Company’s share repurchase plan, and therefore are not subject to the repurchase limits of the share repurchase plan or any reduction or penalty for an early repurchase; provided, however, that (a) any such repurchase requests from the GS Parties will be honored at the end of a quarter in conjunction with repurchase requests under the Company’s share repurchase plan, and (b) following the Governance Date, the Affiliate Transaction Committee must approve all repurchase requests submitted by the GS Parties. The Affiliate Transaction Committee may delegate authority to a member of the Affiliate Transaction Committee to approve repurchase requests submitted by the GS

Parties other than those requests that when combined with any stockholder repurchase requests under the Company’s share repurchase plan would cause the Company to exceed the 5% quarterly limitation on repurchases. Further, following the Governance Date, the Affiliate Transaction Committee may at any time, in its sole discretion, limit or revoke the rights of the GS Parties to elect repurchase of Common Shares, and stop any pending repurchase as long as it has not been settled.
(d)In the event this Agreement is terminated or its term expires without renewal, the Adviser will be entitled to receive each of its prorated Management Fee and Performance Fee through the date of termination. Such pro ration shall take into account the number of days of any partial calendar month or calendar year for which this Agreement was in effect.
(e)In the event the Company commences a liquidation of its Investments during any calendar year, the Company will pay the Adviser the Management Fee and the Performance Fee from the proceeds of the liquidation.
(f)With respect to any Common Shares held by the Adviser or issuable to it pursuant to this Agreement (collectively, the “Adviser Shares”), within six months after a Listing of any class or series of Common Shares, the Adviser and the Company covenant and agree to negotiate in good faith and enter into a registration rights agreement for the Adviser Shares with terms mutually agreeable to the Adviser and the Company. Such registration rights agreement shall be in customary form for agreements of this type entered into by REITs with institutional investors prior to an initial public offering and will provide for: (a) a long-form “demand” registration right exercisable once by the Adviser; (b) “shelf” registration rights so long as Form S-3 is available to the Company; (c) “piggy-back” registration rights; and (d) in the event of “underwriters’ cut-backs” in relation to a demand registration, a shelf registration or any piggyback registration, the ability of the Company to reduce the number of Adviser Shares to be registered on a pro rata basis with other registering stockholders. If a class or series of Common Shares other than Adviser Shares are Listed, such registration rights agreement shall provide for conversion of Adviser Shares to the Listed class or series of Common Shares based on the relative net asset value per share, determined on a consistent basis, and the registration rights above shall apply to the Common Shares received upon such conversion of Adviser Shares.
11.EXPENSES
(a)Subject to Sections 4(e) and 11(b), the Adviser shall be responsible for the expenses related to any and all personnel of the Adviser who provide investment advisory services to the Company pursuant to this Agreement (including, without limitation, each of the officers of the Company and any Directors who are also directors, officers or employees of the Adviser or any of its Affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel (“Adviser Expenses”).
(b)In addition to the compensation paid to the Adviser pursuant to Section 10 hereof, the Company shall pay all of its costs and expenses directly or reimburse the Adviser or its Affiliates for costs and expenses of the Adviser and its Affiliates incurred on behalf of the Company, other than Adviser Expenses. Without limiting the generality of the foregoing, it is specifically agreed that the following costs and expenses of the Company are not Adviser Expenses and shall be paid by the Company and shall not be paid by the Adviser or Affiliates of the Adviser:
(i)Organization and Offering Expenses (acknowledging that Selling Commissions are deducted from Offering proceeds at the time of sale of the Shares);
(ii)Acquisition Expenses, subject to limitations set forth in the Corporate Governance Guidelines following the Governance Date;
(iii)fees, costs and expenses in connection with the issuance and transaction costs incident to the trading, registering, origination, settling, disposition and financing of the Investments of the Company and its subsidiaries (whether or not consummated), including brokerage commissions, hedging costs, prime brokerage fees, custodial expenses, clearing and settlement charges, and other investment costs fees and expenses actually incurred in connection with the pursuit, making, holding, originating, settling, managing, monitoring or disposing of actual or potential investments;
(iv)the actual cost of goods and services used by the Company and obtained from Persons not Affiliated with the Adviser, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the origination, acquisition and/or sale of Investments;
(v)all fees, costs and expenses of legal, tax, administration, accounting, consulting, auditing (including internal audit), finance, administrative, investment banking, capital market, transfer agency, escrow agency, custody, prime brokerage, asset management, data or technology services and other non-investment advisory services rendered to the Company by the Adviser or its Affiliates in compliance with Section 4(e);
(vi)all costs, expenses and fees incurred by the Company in connection with the activities, meetings, conferences, symposia or other gatherings related to the Company, its portfolio investments or sector opportunities, as determined by the Adviser (whether or not the associated investment opportunity is consummated by the Company and/or by one or more Other GS Accounts), including of representatives of the Company and Other GS Accounts, as well as consulting groups, and industry advisors (including, without limitation, activities such as pipeline vetting, strategic planning for the Company and administrative matters (e.g., meetings with the Adviser), in each case, whether held at Goldman Sachs’s offices or elsewhere (in each case, which meetings may or may not include actual and prospective investors of the Company and/or of Other GS Accounts and other third-party attendees));
(vii)expenses of acquiring, originating, managing and disposing the Company’s Investments, whether payable to an Affiliate of the Adviser or a non-Affiliated Person;
(viii)the compensation and expenses of the Directors (excluding those directors who are directors, officers or employees of the Adviser) and the cost of liability insurance to indemnify the Company’s directors and officers;
(ix)interest and fees and expenses arising out of borrowings made by the Company, including, but not limited to, costs associated with the establishment and maintenance of any of the Company’s credit facilities and the cost of compliance with lender requests, other financing arrangements, or other indebtedness of the Company (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of the Company’s securities offerings;
(x)expenses connected with communications to holders of the Company’s securities or securities of the subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by the Company to any transfer agent and registrar, expenses in connection with the listing and/or trading of the Company’s securities on any exchange, the fees payable by the Company to any such exchange in connection with its listing, costs of preparing, printing and mailing the Company’s annual report to the Stockholders and proxy materials with respect to any meeting of the Stockholders and any other reports or related statements;
(xi)the Company’s allocable share of costs associated with technology-related expenses, including without limitation, any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors or Affiliates of the Adviser, technology service providers and related software/hardware utilized in connection with the Company’s investment and operational activities;
(xii)fees, costs and expenses related to obtaining, implementing (including initial onboarding), and maintaining (including licensing and subscription fees and expenses) any credit facility, portfolio, valuation, or other related data monitoring and / or reporting software for the Company and its subsidiaries obtained from Persons not affiliated with the Adviser (such as, for example, iLevel);
(xiii)the Company’s allocable share of expenses incurred by managers, officers, personnel and agents of the Adviser for travel on the Company’s behalf and other out-of-pocket expenses incurred by them in connection with the origination, acquisition, financing, refinancing, sale or other disposition of an Investment;
(xiv)the costs of any litigation involving the Company or its assets and the amount of any judgments or settlements paid in connection therewith, directors and officers, liability or other insurance and indemnification or extraordinary expense or liability relating to the affairs of the Company;
(xv)all taxes and statutory, regulatory or license fees or other governmental charges;
(xvi)all insurance costs (which insurance premiums may cover Other GS Accounts in which case the insurance premiums will be allocated amongst the Company and Other GS Accounts) incurred in connection with the operation of the Company’s business except for the costs attributable to the insurance that the Adviser elects to carry for itself and its personnel;
(xvii)expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the Board to or on account of holders of the Company’s securities, including, without limitation, in connection with any distribution reinvestment plan;

(xviii)expenses related to hedging strategies incurred in connection with the Company’s operations;
(xix)expenses related to compliance by the Company with any applicable law, rule or directive or any other regulatory requirement, including, without limitation, costs, expenses and fees incurred in connection with establishing, implementing, monitoring and/or measuring the impact of any ESG policies and programs with respect to the Company or its Investments or prospective Investments, including without limitation all fees, costs, and expenses incurred in connection with reporting on such ESG policies and programs or otherwise evaluating the Company or its Investments’ or prospective Investments’ achievement of any ESG objectives;
(xx)any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company, or against any Director or officer of the Company or in his or her capacity as such for which the Company is required to indemnify such Director or officer by any court or governmental agency;
(xxi)legal costs and expenses associated with indemnity, litigation, claims, and settlements;
(xxii)expenses incurred in connection with the formation, organization, continuation, liquidation and/or restructuring of any corporation, partnership, or other entity through which the Company’s investments are made or in which any such entity invests; and
(xxiii)expenses incurred related to industry association memberships or attending industry conferences on behalf of the Company.
(c)The Adviser may, at its option, elect not to seek reimbursement for certain expenses during a given period, which determination shall not be deemed to construe a waiver of reimbursement for similar expenses in future periods.
(d)Any reimbursement payments owed by the Company to the Adviser may be offset by the Adviser against amounts due to the Company from the Adviser. Cost and expense reimbursement to the Adviser shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the Company.
(e)Notwithstanding the foregoing, the Adviser shall pay for all Organization and Offering Expenses (other than Selling Commissions and Distribution Fees) incurred prior to the first anniversary of the Commencement Date. All Organization and Offering Expenses paid by the Adviser pursuant to this Section 11(e) shall be reimbursed by the Company to the Adviser in 60 equal monthly installments commencing with the first month following the first anniversary of the Commencement Date.
(f)Notwithstanding the foregoing, the aggregate amount of expenses paid by the Adviser pursuant to this Section 11 shall not exceed an amount (the “Expense Payment Cap”) that would (A) together with any other gross income of the Company for such year that is not described in Section 856(c)(2) of the Code, exceed 5% of the gross income (as determined for purposes of Code Section 856(c)(2)) of the Company for such year, or (B) together with any other gross income of the Company for such year that is not described in Section 856(c)(3) of the Code, exceed 25% of the gross income (as determined for purposes of Section 856(c)(3) of the Code) of the Company, whichever of clauses (A) or (B) is more restrictive, and assuming for purposes of determining the Expense Payment Cap that the expenses paid by the Adviser constitute gross income to the Company not described in Sections 856(c)(2)

and 856(c)(3) of the Code. The Company and the Adviser acknowledge and agree that providing for the Expense Payment Cap is intended to ensure that the Adviser’s payment of expenses pursuant to this Section 11, assuming that the payment of such expenses constitutes gross income not described in Sections 856(c)(2) and 856(c)(3) of the Code, together with any other gross income of the Company not described in Sections 856(c)(2) or 856(c)(3) of the Code, as applicable, shall not cause the Company to fail the 95% income test described in Section 856(c)(2) of the Code or the 75% income test described in Section 856(c)(3) of the Code for any taxable year, and the provisions of this Agreement regarding the determination and payment of expenses and the Expense Payment Cap shall be interpreted in a manner consistent with such intention. In furtherance of the foregoing, on or prior to each date that the Adviser intends to pay an expense pursuant to this Section 11, the Adviser shall deposit the funds for such expenses into a non-interest-bearing escrow account maintained by an escrow agent determined by the Company (the “Escrow Account”). The escrow agent shall thereafter cause to be released to the applicable party, as promptly as practicable after the escrow agent receives written instruction from the Company (which may be after the Adviser’s intended payment date or at such other times as determined by the Company), an amount that would not cause a violation of the limitations described above, as determined by the Company. If any funds remain in the Escrow Account after the close of the third taxable year following the year in which such funds were deposited in the Escrow Account (the “Final Release Date”), the escrow agent shall release such remaining amount to the appropriate party as promptly as practicable thereafter. Notwithstanding the foregoing, if, prior to the Final Release Date, the Company has received a written and reasoned opinion rendered by a nationally recognized law or accounting firm that the Adviser’s payment of the relevant expenses should constitute qualifying income for purposes of Code Sections 856(c)(2) and 856(c)(3), or should be excluded from gross income for purposes of such Code sections (a “Qualifying Income Opinion”), the Company will be entitled to request the escrow agent release to the appropriate party the relevant funds remaining in the Escrow Account. Except as otherwise provided herein, the Company shall have no right, claim or title to any amount in the Escrow Account. The Company and the Adviser shall bear equally any costs associated with establishing and maintaining the Escrow Account. The parties intend and agree that if (i) the Company has not obtained a Qualifying Income Opinion and (ii) the Expense Payment Cap causes a reduction in the amount of the expenses that would otherwise be paid by the Adviser pursuant to this Section 11 for any calendar year (as determined by the Company), the amount of such reduction shall not be due and payable hereunder and shall not be treated for tax and other applicable purposes as paid by the Adviser or as income to the Company.
12.OTHER SERVICES. Should the Board request that the Adviser or any director, officer or employee thereof render services for the Company other than set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Adviser and Board, and following the Governance Date, subject to the limitations contained in the Corporate Governance Guidelines, and shall not be deemed to be services pursuant to the terms of this Agreement.
13.REIMBURSEMENT TO THE ADVISER. Following the Governance Date, commencing upon the earlier to occur of four fiscal quarters after the conveyance to the Company of its first Warehoused Investment, the Company shall not reimburse the Adviser at the end of any fiscal quarter for Total Operating Expenses that in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2.0% of Average Invested Assets or 25.0% of Net Income (the “2%/25% Guidelines”) for such four fiscal quarters unless the Independent Directors determine that such Excess Amount was justified, based on such factors that the Independent Directors deem sufficient. If the Independent Directors do not approve such Excess Amount as being so justified, the Adviser shall reimburse the Company the amount by which the Total Operating Expenses exceeded the 2%/25% Guidelines. If the Independent Directors determine such Excess Amount was justified and if the Company has a class of securities registered under the Exchange Act, then, within 60 days after the end of any fiscal quarter of the Company for which Total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Adviser, at the direction of the Independent Directors, shall cause such fact to be disclosed to the Stockholders in writing (or the Company shall disclose such fact to the Stockholders in the next quarterly report of the Company or by filing a Current Report on Form 8-K with the Securities and Exchange Commission within 60 days of such quarter end), together with an explanation of the factors the Independent Directors considered in determining that such excess was justified. The Company will ensure that such determination will be reflected in the minutes of the meetings of the Board. All figures used in the foregoing computation shall be determined in accordance with GAAP applied on a consistent basis.
14.NO JOINT VENTURE. The Company, on the one hand, and the Adviser on the other, are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.
15.TERM OF AGREEMENT. This Agreement shall continue in force for a period of one year from June 10, 2024, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. Following the Governance Date, it will be the duty of the Board to evaluate the performance of the Adviser annually before renewing the Agreement in accordance with the Corporate Governance Guidelines, and each such renewal shall be for a term of no more than one year.
16.TERMINATION BY THE PARTIES. This Agreement may be terminated (i) at the option of the Adviser immediately upon a Change of Control of the Company; (ii) immediately by the Company for Cause or upon the bankruptcy of the Adviser; (iii) following the Governance Date, upon 60 days’ written notice without Cause or penalty by a majority vote of the Independent Directors; or (iv) upon 60 days’ written notice by the Adviser. The provisions of Sections 18 through 22 survive termination of this Agreement.
17.ASSIGNMENT TO AN AFFILIATE. This Agreement may be assigned by the Adviser to an Affiliate of the Adviser with the approval of a majority of the Directors (including, following the Governance Date, a majority of the Independent Directors). The Adviser may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the consent of the Board. This Agreement shall not be assigned by the Company without the approval of the Adviser, except in the case of an assignment by the Company to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company are bound by this Agreement. This Agreement shall be binding on successors to the Company resulting from a Change in Control or sale of all or substantially all the assets of the Company, and shall likewise be binding on any successor to the Adviser.
18.PAYMENTS TO AND DUTIES OF ADVISER UPON TERMINATION.
(a)After the Termination Date, the Adviser shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Adviser prior to termination of this Agreement, subject to the 2%/25% Guidelines to the extent applicable.

(b)the Adviser shall promptly upon termination:
(i)pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;
(ii)deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;
(iii)deliver to the Board all assets, including all Investments, and documents of the Company then in the custody of the Adviser; and
(iv)cooperate with, and take all commercially reasonable actions requested by, the Company and Board in making an orderly transition of the advisory function, provided that, notwithstanding anything to the contrary in this Agreement, the Adviser and its Affiliates shall be reimbursed for all internal and third-party expenses incurred in connection with providing such transition (including salaries, benefits and overhead of personnel).
19.INDEMNIFICATION BY THE COMPANY. The Company shall indemnify and hold harmless the Adviser and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the fullest extent possible without such indemnification being inconsistent with the laws of the State of Maryland or the Charter.
20.INDEMNIFICATION BY ADVISER. The Adviser shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that (i) such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and (ii) are incurred by reason of the Adviser’s bad faith, fraud, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement; provided, however, that the Adviser shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Adviser.
21.NON-SOLICITATION. In the event of a termination without Cause of this Agreement by the Company pursuant to Section 16(iii) hereof, for two (2) years after the Termination Date, the Company shall not, without the consent of the Adviser, employ or otherwise retain any employee of the Adviser or any of its Affiliates or any person who has been employed by the Adviser or any of its Affiliates at any time within the two (2) year period immediately preceding the date on which such person commences employment with or is otherwise retained by the Company. The Company acknowledges and agrees that, in addition to any damages, the Adviser may be entitled to equitable relief for any violation of this Section 21 by the Company, including, without limitation, injunctive relief.
22.MISCELLANEOUS.
(a)Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Charter, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand, by courier or overnight carrier, by registered or certified mail, by electronic mail or posted on a password protected website maintained by the Adviser and for which the Company has received access instructions by electronic mail, when posted, using the contact information set forth herein:

The Company:	Goldman Sachs Real Finance Trust Inc 200 West Street New York, New York 10282 Attention: Chief Financial Officer Email: mallika.sinha@gs.com

with required copies to:	DLA Piper (US) LLP 4141 Parklake Ave, Suite 300 Raleigh, NC 27516 Attention: Robert H. Bergdolt Email: robert.bergdolt@us.dlapiper.com

Goldman Sachs Real Estate Finance Trust Inc. 200 West Street New York, New York 10282 Attention: Dylan Sherwood and David Plutzer Email: dylan.sherwood@gs.com and david.plutzer@gs.com

The Adviser:	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282 Attention: Dylan Sherwood, David Plutzer and Mallika Sinha Email: dylan.sherwood@gs.com, david.plutzer@gs.com and mallika.sinha@gs.com

with required copies to:	DLA Piper (US) LLP 4141 Parklake Ave, Suite 300 Raleigh, NC 27516 Attention: Robert H. Bergdolt Email: robert.bergdolt@us.dlapiper.com
Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 22(a).
(b)Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.
(c)Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.
(d)Governing Law; Exclusive Jurisdiction; Jury Trial. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in Borough of Manhattan, New York for purposes of any suit, action or other proceeding arising from this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
(e)Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.
(f)Indulgences, No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
(g)Gender; Number. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
(h)Headings. The titles and headings of Sections and Subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
(i)Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com)), or other transmission method. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
(j)Commodity Exchange Act. The Company (i) represents to the Adviser that the Company is a “qualified eligible person” for purposes of Rule 4.7 under the Commodity Exchange Act; (ii) consents to the Company being an “exempt account” for purposes of such rule; and (iii) acknowledges that the Company has not been furnished with a disclosure document prepared in accordance with Rule 4.31 under the Commodity Exchange Act because no such document is required pursuant to Rule 4.7 under the Commodity Exchange Act.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION (THE “COMMISSION”) IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS ACCOUNT DOCUMENT.
* * * *
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

Goldman Sachs Real Estate Finance Trust Inc

By:	/s/ Mallika Sinha
	Name:	Mallika Sinha
	Title:	Chief Financial Officer and Treasurer

Goldman Sachs & Co. LLC

By:	/s/ Mallika Sinha
	Name:	Mallika Sinha
	Title:	Managing Director
[signature page to Amended and Restated Advisory Agreement]